UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 13, 2015

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6430 Rockledge Drive, Suite 503 Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2015, Spherix Incorporated (the “Company”) received a fully-executed settlement and license agreement (the “Agreement”) from Huawei Technologies Co., Ltd. in connection with the NNPT, LLC v. Huawei Investment & Holding Co., Ltd., et al. litigation (the “Litigation”), which is pending in the United States District Court for the Eastern District of Texas (the “Court”). The most recent history of the Litigation immediately preceding the complete entry into the Agreement is as follows: The parties held an initial mediation on August 6, 2015. On August 17, 2015, the court issued its Markman Order. On August 20, 2015, the mediator filed a report with the Court reporting that the parties reached a settlement of the case on August 14, 2015. On August 31, 2015, the parties filed a Joint Motion to Stay and Notice of Settlement. On September 9, 2015, the Court stayed the case and set a status conference for October 2, 2015. On September 18, 2015, the parties filed in the Patent Trial and Appeals Board (“Board”) a joint motion to terminate the two IPR petitions file by Huawei, Nos. IPR2015-01382 and IPR2015-01390. On September 24, 2015, the Board issued orders terminating the two IPR proceedings. At the October 2, 2015 status conference, Huawei’s counsel failed to appear. On October 2, 2015, the Court issued an order stating that “the parties shall appear for a hearing before the Court October 16, 2015 at 8:30 a.m., unless an Order of Dismissal has been entered before then” and that “Defendants shall pay Plaintiff’s reasonable expenses, including attorney’s fees, incurred for travel to and attendance at the October 2, 2015 hearing.” On October 13, 2015, the Company received Huawei’s fully-executed copy of the Agreement.

The Agreement provides Huawei with a fully paid-up, non-exclusive, irrevocable, worldwide license (without the right to sub-license) to make, sell and otherwise dispose of certain specifically listed licensed products under eleven (11) of the Company’s patents (the “License”). Hence, the License is not a license to the Company’s entire portfolio. The Company agreed that it will not bring suit or otherwise assert a claim with respect to the licensed products. In exchange for a one-time cash payment to the Company in the amount of $295,000 USD, the Company will have granted the License and an irrevocable release in law and equity of all claims and liabilities involved in the Litigation. Within five (5) business days of the confirmed payment of this amount by Huawei to the Company under the terms of the Agreement, the parties thereto shall cause a stipulation of dismissal of all claims and counterclaims to be filed with the Court. The Company’s press release announcing the entry into the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated October 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 19, 2015

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer